Exhibit 99.01

News

                                                         [Southern Company Logo]




Media Contact:    Marc Rice
                  404-506-5333 or 1-866-506-5333
                  media@southerncompany.com
                  www.southerncompany.com

Investor Relations Contact:
                  Glen Kundert
                  404-506-5135
                  gakunder2@southernco.com


                                                                  April 25, 2006

                     Southern Company first quarter earnings
            show business fundamentals, region's growth remain strong

ATLANTA - Southern Company today reported first quarter earnings of $261.6 million, or 35 cents a share, as ongoing customer growth and economic strength in the Southeast drove the continued solid performance of the core business.

The results compared with earnings of $323.0 million, or 43 cents a share, in the first quarter a year ago. The year-to-year decline was attributable primarily to the expensing of stock options, which began in the first quarter of 2006 and - as expected - lowered earnings by 2 cents per share; a reserve taken because of the potential phase-out of federal tax credits related to synthetic fuels, which reduced earnings by 2 cents a share; costs related to an accelerated schedule of planned operation and maintenance work that was carried out in the quarter; and expenses associated with a settlement of a dispute with the U.S. Environmental Protection Agency.

"The fundamentals of our business remain strong, as evidenced by the continued economic growth in the region and outstanding operational and customer satisfaction performance across the company," said Chairman, President and CEO David M. Ratcliffe. "These positive factors were reflected in our recent decision to increase the annual dividend rate for the fifth straight year."

Economic growth, a key driver of Southern Company's performance, has continued in the Southeast. The number of customers served by Southern Company has increased 1.3 percent since the end of the first quarter in 2005. The company is

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serving more than 53,600 additional customers, compared with the same time last year.

Revenues for the quarter were $3.06 billion, a 9.9 percent increase -- due in part to increased fuel revenues resulting from rising fuel costs -- over $2.79 billion in the first quarter of 2005.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area increased 0.3 percent in the quarter, compared with the same period last year. Residential electricity use increased 0.6 percent. During 2005, some Georgia Power industrial customers were reclassified from the industrial class to the commercial class to be consistent with the rate structure approved by the Georgia Public Service Commission. Adjusting the 2005 numbers for comparison purposes, electricity use by commercial customers - offices, stores and other non-manufacturing firms - increased 1.4 percent and industrial energy use decreased 1.0 percent in the first quarter of 2006. As reported, without adjusting the 2005 kilowatt-hour sales, commercial use increased 2.5 percent and industrial use decreased 1.9 percent. Total sales of electricity, including wholesale sales, decreased 0.5 percent for the quarter, compared with the same period in 2005.

In conjunction with this earnings announcement, Southern Company has posted on its Web site detailed financial information on its first quarter performance. These materials are available at 7:30 a.m. EDT April 25 at www.southerncompany.com.

Southern Company's financial analyst call will be at 1 p.m. EDT April 25, at which time Ratcliffe and Chief Financial Officer Tom Fanning will discuss earnings and earnings guidance as well as a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With 4.3 million customers and more than 40,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier super-regional energy company in the Southeast and a leading U.S. producer of electricity. Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are significantly below the national average. Southern Company has been ranked the nation's top electric utility in the American Customer Satisfaction Index six years in a row. Southern Company has more than 500,000 shareholders, making its common stock one of the most widely held in the United States. Visit the Southern Company Web site at www.southerncompany.com.

Forward Looking Statements Note:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning results of operations, customer and economic growth and Southern Company's

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strategies. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized.

The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended Dec. 31, 2005, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and implementation of the Energy Policy Act of 2005, and also changes in environmental, tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, IRS audits and Mirant-related matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company's subsidiaries operate; variations in demand for electricity and gas, including those relating to weather, the general economy and population and business growth (and declines); available sources and costs of fuels; ability to control costs; investment performance of Southern Company's employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate cases relating to fuel cost recovery; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company's business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company's and its subsidiaries' credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, floods, hurricanes or other similar occurrences; the direct or indirect effects on Southern Company's business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.
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